      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 2000

                                                  REGISTRATION NO. 333-________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             HARBINGER CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                GEORGIA                                   58-1817306
    (State or Other Jurisdiction of                    (I.R.S. Employer
     Incorporation or Organization)                  Identification Number)

                           1277 LENOX PARK BOULEVARD
                               ATLANTA, GA 30319
                                 (404) 467-3000
    (Address of Registrant's principal executive offices, including zip code and telephone number, including area code)
                         ------------------------------

                 HARBINGER CORPORATION 1996 STOCK OPTION PLAN,
    AMENDED AND RESTATED HARBINGER CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                                      AND
     AMENDED AND RESTATED 1993 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                             (Full title of Plans)
                         ------------------------------

                           LOREN B. WIMPFHEIMER, ESQ.
                     VICE PRESIDENT, BUSINESS DEVELOPMENT,
                         GENERAL COUNSEL AND SECRETARY
                             HARBINGER CORPORATION
                           1277 LENOX PARK BOULEVARD
                               ATLANTA, GA 30319
                                 (404) 467-3000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        --------------------------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                            Proposed          Proposed Maximum
        Title of Securities           Amount to be      Maximum Offering     Aggregate Offering      Amount of Registration
         to be Registered            Registered (1)    Price Per Share (2)        Price (2)                  Fee (2)
---------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.0001 PAR VALUE
         PER SHARE                  1,450,000 SHARES        $13.26               $19,227,000                 $5,076
===========================================================================================================================

-----------------------

(1) Represents (i) an additional 1,000,000 shares to be reserved for issuance by Registrant under the Harbinger Corporation 1996 Stock Plan, as amended, (ii) an additional 100,000 shares to be reserved for issuance by Registrant under the Amended and Restated Harbinger Corporation Employee Stock Purchase Plan, as amended, and (iii) an additional 350,000 shares to be reserved for issuance by Registrant under the Amended and Restated 1993 Stock Option Plan for Non-Employee Directors, as amended.

(2) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of the Registrant's Common Stock on May 23, 2000.

===============================================================================

         INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENTS

         Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 33-96774) filed by Registrant on September 8, 1995, the Registration Statement on Form S-8 (File No. 333-03247) filed by Registrant on May 7, 1996, the Registration Statement on Form S-8 (File No. 333-30219) filed by Registrant on June 27, 1997, the Registration Statement on Form S-8 (File No. 333-42959) filed by Registrant on December 22, 1997, and the Registration Statement on Form S-8 (File No. 333-61893) filed by Registrant on August 20, 1998 are hereby incorporated by reference into this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Commission are incorporated by reference in this registration statement:


         (i) Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 1999 (as amended by Form 10-K/A filed with the Commission on April 3, 2000);

         (ii) Proxy Statement dated March 31, 2000, filed with the Commission on March 30, 2000;

         (iii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 4, 2000;

         (iv) Current Reports on Form 8-K filed with the Commission on January 24, 2000; on April 6, 2000; and on April 17, 2000; and

         (v) The description of the common stock, $.0001 par value per share of the Registrant ("Common Stock") included in Harbinger's Registration Statement on Form 8-A filed with the Commission on June 22, 1995 (as amended by Form 8-A/A filed with the Commission on August 21, 1995).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the termination of the offering of the Shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom a Prospectus relating to this registration statement has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Investor Relations Department, Harbinger Corporation, 1277 Lenox Park Boulevard, Atlanta, Georgia 30319, telephone number (404) 467-3000.

ITEM 8.           EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

      Exhibit No.                     Description
      -----------                     -----------

         4.1      Amended and Restated Articles of Incorporation of Harbinger
                  Corporation (Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No.
                  33-93804) dated August 22, 1995).

         4.2      Amended and Restated Bylaws of Harbinger Corporation
                  (Incorporated by reference to Exhibit 3.2 to the Company's
                  Annual Report on Form 10-K for the year ended December 31,
                  1996).

         5.1 Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered.

        10.1      Fifth Amendment to the Harbinger Corporation 1996 Stock
                  Option Plan (Incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended
                  March 31, 2000).

        10.2      Fourth Amendment to the Amended and Restated Harbinger
                  Corporation Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

        10.3      Sixth Amendment to the Harbinger Corporation Amended and
                  Restated 1993 Stock Option Plan for Non-Employee Directors
                  (Incorporated by reference to Exhibit 10.3 to the Company's
                  Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2000).

        23.1      Consent of KPMG LLP.

        23.4      Consent of Morris Manning & Martin, L.L.P. (included in
                  Exhibit 5.1).

          24      Power of Attorney (included at Page 5 of this Registration
                  Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 23rd day of May, 2000.

                             HARBINGER CORPORATION


                             By:/s/ James M. Travers
                                ------------------------------------------
                                    James M. Travers
                                    President and Chief Executive Officer

                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints James M. Travers, James K. McCormick and Loren B. Wimpfheimer, jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



/s/ James M. Travers                        President, Chief Executive                           May 23, 2000
------------------------------------        Officer and Director
James M. Travers                            (Principal Executive Officer)



/s/ David T. Leach                          Acting Chairman and Director                         May 23, 2000
------------------------------------
David T. Leach


/s/ James K. McCormick                      Chief Financial Officer                              May 23, 2000
------------------------------------        (Principal Financial Officer and Principal
James K. McCormick                          Accounting Officer)



/s/ William D. Savoy                        Director                                             May 23, 2000
------------------------------------
William D. Savoy


/s/ William B. King                         Director                                             May 23, 2000
------------------------------------
William B. King


/s/ Stuart L. Bell                          Director                                             May 23,2000
------------------------------------
Stuart L. Bell


/s/ Klaus Neugebauer                        Director                                             May 23, 2000
------------------------------------
Klaus Neugebauer


/s/ Ad Nederlof                             Director                                             May 23, 2000
------------------------------------
Ad Nederlof


/s/ Benn R. Konsynski                       Director                                             May 23, 2000
------------------------------------
Benn R. Konsynski


/s/ John D. Lowenberg, Sr.                  Director                                             May 23, 2000
------------------------------------
John D. Lowenberg, Sr.


/s/ David Hildes                            Director                                             May 23, 2000
------------------------------------
David Hildes

                                 EXHIBIT INDEX

      Exhibit No.                   Description
      -----------                   -----------

         4.1      Amended and Restated Articles of Incorporation of Harbinger
                  Corporation (Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No.
                  33-93804) dated August 22, 1995).

         4.2      Amended and Restated Bylaws of Harbinger Corporation
                  (Incorporated by reference to Exhibit 3.2 to the Company's
                  Annual Report on Form 10-K for the year ended December 31,
                  1996).

         5.1 Opinion of Morris, Manning & Martin, L.L.P. as to the legality of the securities being registered.

        10.1      Fifth Amendment to the Harbinger Corporation 1996 Stock
                  Option Plan (Incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended
                  March 31, 2000).

        10.2      Fourth Amendment to the Amended and Restated Harbinger
                  Corporation Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

        10.3      Sixth Amendment to the Harbinger Corporation Amended and
                  Restated 1993 Stock Option Plan for Non-Employee Directors
                  (Incorporated by reference to Exhibit 10.3 to the Company's
                  Quarterly Report on Form 10-Q for the quarter ended March 31,
                  2000).

        23.1      Consent of KPMG LLP.

        23.4      Consent of Morris Manning & Martin, L.L.P. (included in
                  Exhibit 5.1).

          24      Power of Attorney (included at Page 5 of this Registration
                  Statement).